AGREEMENT AND PLAN OF MERGER

AND ACQUISITIONby and among:INCUBATOR HOLDINGS, INC.

a Wyoming corporation

ADAC Acquisition Corp

a Florida Corporation;and

ADAMA TECHNOLOGIES, INC.a Delaware Corporation;Effective as of September 10, 2015

1

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS

1

ARTICLE II. THE MERGER

6

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY

9

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

16

ARTICLE V. CERTAIN COVENANTS OF THE PARTIES

16

ARTICLE VI. ADDITIONAL AGREEMENTS

17

ARTICLE VII. CONDITIONS PRECEDENT

17

ARTICLE VIII. TERMINATION AND AMENDMENT

24

ARTICLE IX. GENERAL PROVISIONS

28

SIGNATURES

24

2

AGREEMENT AND PLAN OF MERGER AND ACQUISITION

This AGREEMENT AND PLAN OF MERGER AND ACQUISITION (the “Agreement”) is entered into and made effective as of the 10th day of September, 2015 by and between Adama Technologies, Inc.., a Delaware corporation ("ADAC”); Incubator Holdings, Inc., a Wyoming corporation (“IHC”); and ADAC Acquisition Corp. a Florida corporation (“Acquisition Corp”).

WHEREAS, IHC, Acquisition Corp, and ADAC desire to cause the merger of ADAC and Acquisition Corp with ADAC as the surviving entity (the “Surviving Corporation”) becoming a wholly-owned subsidiary of IHC; and

WHEREAS, the Board of Directors of ADAC has (i) declared that it is advisable and in the best interests of ADAC and its stockholders that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware law, ADAC be merged with Acquisition Corp and become a wholly-owned subsidiary of IHC, (the “Merger”) as provided in Section 2.1 hereof; (ii) approved this Agreement, the Merger and the other transactions contemplated hereby; and, (iii) resolved to recommend that the stockholders of ADAC (the “ADAC Stockholders”) adopt this Agreement and approve the Merger; and

WHEREAS, the Board of Directors of Acquisition Corp has (i) declared that it is advisable and in the best interests of Acquisition Corp that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Florida law, Acquisition Corp be merged with and into ADAC as provided in Section 2.1 hereof; (ii) approved this Agreement, the Merger and the other transactions contemplated hereby on its own behalf; and, (iii) resolved to recommend that the stockholders of Acquisition Corp (the “Acquisition Corp Stockholders”) adopt this Agreement and approve the Merger; and

WHEREAS, the Board of Directors of IHC has (i) declared that it is advisable and in the best interests of IHC that, upon the terms and subject to the conditions set forth in this Agreement, ADAC merge with Acquisition Corp, with ADAC being the surviving corporation as provided in Section 2.1 hereof and ADAC being a wholly-owned subsidiary of IHC; (ii) approved this Agreement, the Merger and the other transactions contemplated hereby on its own behalf; and, (iii) resolved to recommend that the stockholders of IHC (the “IHC Stockholders”) adopt this Agreement and approve the Merger; and

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of ADAC Common Stock will be converted into the ADAC Merger Consideration as set forth herein; and

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of Acquisition Corp Common Stock will remain issued and outstanding, as set forth herein; and

WHEREAS, for Federal income tax purposes, (i) it is intended that the exchange of ADAC Common Stock for the ADAC Merger Consideration, pursuant to the Merger, and the exchange of Acquisition Corp Common Stock for the IHC Merger Consideration, pursuant to the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(A) of the Code; and (ii) the parties intend, by executing this Agreement, to adopt of plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.DEFINITIONS

1.1    Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Acquisition Corp” means ADAC Acquisition Corp., a Florida corporation;

 “Acquisition Corp Common Stock” means the common stock, par value $0.001 per share, of Acquisition Corp

 “Affiliate” of a Person means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

  “ADAC” means Adama Technologies, Inc., a Delaware Corporation.

“ADAC Board Recommendation” means the recommendation of ADAC’s Board of Directors that the stockholders of ADAC adopt this Agreement and approve the Merger.

“ADAC Common Stock” means the ADAC Common Stock, par value $0.001 per share.

“ADAC Disclosure Schedule” means the document dated the date of this Agreement delivered by ADAC to Acquisition Corp prior to the execution and delivery of this Agreement and referring to the representations and warranties of ADAC in this Agreement.

“ADAC Employee Benefit Plans” has the meaning stated in Section 3.10(a).

“ADAC Financial Statements” has the meaning stated in Section 3.5(b).

“ADAC Fully Diluted Common Stock” shall mean the total ADAC Common Stock issued and outstanding plus all additional ADAC Common Stock issuable upon the exercise of any options, warrants and convertible features in any and all convertible promissory notes for which ADAC is liable.  For purposes of this definition, the ADAC Common Stock issuable with respect to any outstanding convertible debt instrument shall be the number of shares issuable for all then outstanding principal and accrued interest at the appropriate date of determination in accordance with the specific conversion feature contained in each such convertible debt instrument, without regard to any limitations of the number or percentage of total ADAC Common Stock then outstanding contained in such convertible debt instrument.

“ADAC Intellectual Property” has the meaning stated in Section 3.16(a).

“ADAC Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of ADAC and its Subsidiaries taken as a whole, as such business, operations, financial condition  and results of operations exist on the date hereof, or (ii) likely to prevent ADAC from consummating the transactions contemplated hereby, other than (A) any such effect resulting solely from changes in the economy in general, or the healthcare industry in general (but only if, in either case, ADAC is not disproportionately affected thereby), (B) any change in ADAC’s stock price, (C) any effect resulting from actions taken pursuant to the terms of this Agreement or at the request of or with the written consent of Acquisition Corp, (D) any effect that results from the announcement of this Agreement or the completion of the transactions provided for herein, or (E) any depletion of starter kit inventory.

“ADAC Options” means all rights, obligations, warrants, commitments or agreements of any character, whether fixed or contingent, calling for the purchase or issuance of any shares of ADAC Common Stock or any other equity securities of ADAC or any securities representing the right to purchase or otherwise receive any shares of ADAC Common Stock, in each case limited to those granted to employees, consultants and independent contractors for compensatory purpose.

“ADAC Preferred Stock” means the ADAC Series A Convertible Preferred Stock, par value $0.001 per share.

“ADAC Registered Intellectual Property” has the meaning stated in Section 3.16(b).

“ADAC Representatives” has the meaning stated in Section 5.4(a).

“ADAC Stockholder Approval” means the affirmative vote or written consent of the holders of a majority of the outstanding shares of ADAC Common Stock and ADAC Preferred Stock, voting together and not as classes, entitled to vote thereon adopting this Agreement and approving the Merger.

“Authorizations” has the meaning stated in Section 3.12(b).

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Florida.

“By-Laws” means the By-Laws of ADAC. in effect as of the Effective Date.

“Certificate” has the meaning stated in Section 2.8(b).

        “Certificate of Merger” has the meaning stated in Section 2.3.

        “Closing” means the consummation of the Merger.

“Closing Date” has the meaning stated in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Delaware Law” shall mean the general corporate law of the Commonwealth of Delaware.

“Dissenting Shares” has the meaning stated in Section 2.6(c).

“Effective Time” has the meaning stated in Section 2.3.

“Environmental Laws” has the meaning states in Section 3.15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Florida Law” shall mean the general corporate law of the State of Florida.

 “Fully Diluted” means, with respect to the outstanding common shares of a party hereto as of a certain date, the pro forma total of all common shares that would be outstanding taking into account all then-outstanding common shares, and assuming the conversion, exchange or exercise of any and all debt or equity securities or other rights that are convertible into, or exchangeable or exercisable for common shares, computed using the conversion price as stated in the document creating the right of conversion as of the Closing Date.

 “GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any multinational, national, federal, state or other court, administrative agency department, office or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any self regulatory organization, or “SRO”.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“IHC” means Incubator Holdings, Inc., a Wyoming Corporation.

“IHC Board Recommendation” means the recommendation of IHC’s Board of Directors that the stockholders of HIC adopt this Agreement and approve the Merger.

“IHC Common Stock” means the IHC Common Stock, par value $0.001 per share.

“IHC Disclosure Schedule” means the document dated the date of this Agreement delivered by IHC to Acquisition Corp and ADAC prior to the execution and delivery of this Agreement and referring to the representations and warranties of AHCC in this Agreement.

“IHC Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of IHC and its Subsidiaries taken as a whole, as such business, operations, financial condition  and results of operations exist on the date hereof, or (ii) likely to prevent IHC from consummating the transactions contemplated hereby, other than (A) any such effect resulting solely from changes in the economy in general, or the healthcare industry in general (but only if, in either case, IHC is not disproportionately affected thereby), (B) any change in IHC’s stock price, (C) any effect resulting from actions taken pursuant to the terms of this Agreement or at the request of or with the written consent of Acquisition Corp and ADAC, or (D) any effect that results from the announcement of this Agreement or the completion of the transactions provided for herein.

“IHC Representatives” has the meaning stated in Section 5.4(a).

“IHC Stockholder Approval” means the affirmative vote or written consent of the holders of a majority of the outstanding shares of IHC Common Stock adopting this Agreement and approving the Merger.

      “Intellectual Property” means any or all of the following (whether or not registered with Governmental Entities, and including all national and multinational applications for any of the following) and all rights in, arising out of or associated with the same: patents, trademarks, trade names, trade dress, service marks, copyrights, domain names and uniform resource locators or “URLs” (together with all associated contract rights and goodwill), database rights, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to either (i) ADAC or (ii) Acquisition Corp, the actual awareness of those persons set forth in Section 1.1 of the ADAC Disclosure Schedule and Section 1.1 of the Acquisition Corp Disclosure Schedule, respectively, in each case after reasonable inquiry by such persons of the individuals within their respective entities having responsibility for the matters in respect of which such awareness or lack thereof is represented and warranted herein, without any implication of other verification or investigation concerning such knowledge.

“Laws and Regulations” means all federal, state, local and foreign laws, rules, regulations and ordinances.

“Lien” means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restrictions of any kind.

“Material Contracts” has the meaning stated in Section 3.13.

“Merger” has the meaning stated in the Recitals hereto.

“Merger Consideration” has the meaning stated in Section 2.6(a).

 “Parties” means, collectively, ADAC, ADAC Shareholders, Acquisition Corp Shareholders and Acquisition Corp

“Permitted Lien” means any Lien consisting of (i) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (ii) encumbrances for Taxes and other assessments or governmental charges or levies due and payable but not yet delinquent, (iii) defects in title, easements, restrictive covenants and similar encumbrances, (iv) purchase money security interest in inventory securing note to John Webster, and (v) any other Liens that individually or in the aggregate do not result in a Material Adverse Effect.

“Person” means any individual, legal entity (including general and limited partnerships, unincorporated associations and trusts) or Governmental Entity.

“Regulation S-X” means 17 CFR § 210.1-01, et seq.

        “SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means any corporation or other Person in which such Person (a) owns, directly or indirectly, 51% or more of the outstanding voting securities or equity interests or (b) is a general partner, managing member, or trustee.

“Surviving Corporation” means ADAC, as the entity which survives the Merger with ADAC and Acquisition Corp, following the Effective Time.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax Authority with respect to Taxes, including information Returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party” means any Person or group other than a Party hereto.

ARTICLE II.THE MERGER

2.1    The Merger. At the Effective Time, and subject to the terms and conditions of this Agreement and the applicable provisions of Delaware Law and Florida Law, ADAC and Acquisition Corp shall merge and ADAC shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Florida, under the corporate name Adama Technology Corp.. Upon consummation of the Merger, the separate corporate existence of ADAC and Acquisition Corp shall merge and continue as a wholly-owned subsidiary of IHC, retaining any pre-Merger assets and liabilities not otherwise transferred or resolved as part of the Merger, as provided herein.

2.2    Closing. The Closing shall take place as soon as practicable, and in any event not later than three (3) Business Days after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof, other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied or waived at the Closing, effective as of October 15, 2015. The Closing shall take place at the offices of IHC, or at such other location and at such time as the parties hereto may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.3    Effective Time. Prior to the Closing, Acquisition Corp and ADAC shall prepare, and on the Closing Date the parties shall file, a certificate of merger (the “Certificate of Merger”) with the

Secretary of State of the State of Florida in accordance with the relevant provisions of Florida Law and the Secretary of State for Delaware, in accordance with Delaware law. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of Florida and the State of Delaware, or at such later time as IHC, Acquisition Corp and ADAC shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the “Effective Time”.

2.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of Delaware Law and Florida Law, including that ADAC shall merge with Acquisition Corp, and shall remain in existence thereafter as a Florida corporation and as a wholly-owned subsidiary of IHC and shall retain any pre-merger assets and liabilities of ADAC not expressly transferred and assumed by IHC in the Merger under this Agreement. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of ADAC, shall remain in ADAC, as a Florida corporation and the successor, the obligations as a reporting company under the Exchange Act and the listing of its common stock for trading on the OTC Markets shall be assumed by IHC, and all debts, liabilities and duties of ADAC not expressly disposed of or resolved in the Merger or as expressly provided otherwise in this Agreement shall remain the debts, liabilities and duties of ADAC as merged with Acquisition Corp; and, IHC shall remain the parent company of the Surviving Corporation, shall undertake the former public company reporting obligations of ADAC under the Securities Exchange Act of 1934 and shall apply for trading status of IHC Common Stock on the OTC Markets under a new trading symbol, in replacement of the previous trading status of the common stock of ADAC, under the trading symbol “ADAC”, and shall assume the specific liabilities of ADAC, as expressly set forth hereafter (the “Assumed Liabilities”).

2.5    Certificate of Incorporation; By-Laws; Directors and Officers. Unless otherwise determined by the Parties before the Effective Time, at the Effective Time:

(a)    The certificate of incorporation of ADAC shall be the certificate of incorporation of the Surviving Corporation, except that the corporate domicile of ADAC shall be removed to Florida in the Merger.

(b)    The by-laws of the Surviving Corporation shall be the by-laws of ADAC as in effect immediately before the Effective Time.

(c)    The Board of Directors of the Surviving Corporation shall be the persons named in the Certificate of Merger, and the officers of the Surviving Corporation shall be the officers named by the Board of Directors of the Surviving Corporation after the Effective Time, who shall remain as the officers of the Surviving Corporation and shall manage the business and assets of the Surviving Corporation until replaced.

2.6    Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of IHC, Acquisition Corp or ADAC or the stockholders of any of the foregoing, the shares of stock of the constituent corporations shall be converted or issued as follows:

(a)    Common Stock of ADAC.  Each share of ADAC Fully Diluted Common Stock, $0.0001 par value per share, issued and outstanding on a fully diluted basis immediately prior to the Effective Time shall be cancelled in exchange for the ADAC Merger Consideration, as hereafter defined:

(1)

 ADAC Merger Consideration.  The merger consideration to be exchanged upon the Closing of the Merger for the ADAC Fully Diluted Common Stock shall be equal to one (1) share of Common Stock of IHC for each 250 shares of ADAC Fully Diluted Common Stock (the “Merger Consideration”), issued at the Effective Time as provided in Sub-Paragraph (2) below.

(2)

Common Stock Issuance.  At the Effective Time, the transfer agent for IHC  shall be instructed to reserve and set aside the ADAC Merger Consideration in common shares of IHC for issuance and delivery to the ADAC Fully Diluted Common Stock shareholders as, if and when each of the ADAC Fully Diluted Common Stock shareholders delivers to such transfer agent a certificate or certificates for the ADAC Fully Diluted Common Stock, or an ADAC convertible debt instrument converted into common stock of ADAC at the Effective Time, marked fully paid, to be exchanged for the Merger Consideration, or such substitute evidence of ownership of such ADAC Fully Diluted Common Stock, including a lost stock affidavit, as the transfer agent and IHC shall determine to be satisfactory.

(3)

Participating ADAC shareholders.  For purposes of this Agreement, each common shareholder of ADAC who participates in the Merger and does not exercise rights of appraisal or dissenter’s rights under Delaware Law, and each holder of a convertible debt instrument of ADAC, who is entitled to receive IHC Common Shares in the merger, is referred to as an “ADAC Stockholder”.

(4)

Status and Cancellation.  Following the Effective Date, the Merger Consideration reserved and set aside by the IHC transfer agent shall not be considered issued and outstanding shares, and shall not be entitled to vote or otherwise obtain or possess the benefits as an issued and outstanding common share of IHC until such time as shares of common stock of IHC so reserved and set aside have been distributed by the IHC transfer agent to an ADAC Stockholder as provided herein.  In the event that any of the Merger Consideration set aside and reserved by the transfer agent has not been delivered to an ADAC Stockholder within two (2) years after the Effective Date, it shall be returned to the treasury of IHC as unissued.

(b)

Preferred Stock of ADAC.  Each share of ADAC Preferred Stock issued and outstanding at the Effective Time shall be cancelled in exchange for Preferred Stock of IHC having the same rights and preferences as the ADAC Preferred Stock.

2.7

IHC Common Stock. Each share of IHC Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding at and after the Effective Date, but shall be forward split in an amount such that the total number of shares of IHC Common Stock issued or issuable at the Effective Date shall be allocated so that ten (10) percent of the total common shares shall be allocated for issuance to the ADAC shareholders and ninety (90) percent of the total common shares shall be held by the pre-merger IHC Stockholders.  As an example, if the result of the Merger is that 328,852 shares of IHC Common Stock are issuable to the ADAC Stockholders under Section 2.6(a)(1) and (2), then the total number of IHC Common Shares to be held by the pre-merger IHC Stockholders shall be 2,959,668 IHC Common Shares.,

        2.8      Assumption of ADAC Liabilities.  At Closing, IHC shall not assume or be liable for any outstanding debts or liabilities of ADAC existing prior to the Effective Time except as specifically listed and set forth in Schedule 2.8 (the “Assumed Debt”).

2.9     No Liability. None of ADAC, ACQUISITION CORP, IHC, or any employee, officer, director, agent, consultant, or affiliate of any thereof, shall be liable to any Person or Third Party in respect of any Merger Consideration duly delivered to a public official in accordance with any applicable abandoned property, escheat or similar law.

2.10    Lost Certificates. If any Certificate for common shares of ADAC shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the IHC transfer agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF ADAC

Except as disclosed in the ADAC Disclosure Schedule, ADAC represents and warrants to Acquisition Corp and IHC that each of the following statements set forth in this ARTICLE III is true and correct. The ADAC Disclosure Schedule shall be organized to correspond to the Sections in this ARTICLE III. Each exception set forth in the ADAC Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the ADAC Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

3.1    Corporate Organization, Standing and Power.  ADAC is a corporation, validly existing and in good standing under the laws of Delaware. ADAC has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. ADAC has furnished or made available to Acquisition Corp and IHC a true and correct copy of the Certificate of Incorporation, as amended, and By-Laws, as amended, of ADAC. ADAC is not in violation of any of the provisions of its certificate or articles of incorporation or by-laws or other charter or organizational documents, each as amended.

 3.2    Authority; No Violation.

(a)    ADAC has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the ADAC’s stockholder approval, to comply with the terms hereof and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of ADAC. The ADAC Stockholder Approval is the only vote or consent of the holders of any class or series of ADAC’s capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ADAC. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of ADAC, enforceable against ADAC in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by ADAC nor the consummation by ADAC of the transactions contemplated hereby, nor compliance by ADAC with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws or the certificates or articles of incorporation or by-laws, or other charter or organizational documents, of ADAC or (ii) assuming that the consents and approvals referred to in Section 3.2 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ADAC or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any Lien upon any of the respective properties or assets of ADAC under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which ADAC is a party, or by which it or any of its properties, assets or business activities may be bound or affected.

3.3   Capital Structure.  The authorized capital stock of ADAC consists of 500,000,000 shares of common stock par value $0.0001 per share (“ADAC Common Stock”) and 1,000,000 shares of preferred stock, par value $ 0.001 per share (“ADAC Preferred Stock”). As of the date of this Agreement, there were (a) 328,851,197 shares of ADAC Common Stock issued and outstanding, and (b) 1,000,000 shares of ADAC Series A Convertible Preferred Stock issued and outstanding.  All issued and outstanding shares of ADAC Common Stock and Preferred Stock (i) are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon ADAC and (iii) were issued in compliance with all applicable charter documents of ADAC and all applicable federal and state securities laws, rules and regulations. Except (i) as set forth in this Section 3.3, and (ii) for any shares of ADAC Common Stock issued pursuant to the exercise of options or other awards referred to elsewhere herein, and (iii) for shares of ADAC Common Stock issuable pursuant to the exercise of conversion options contained in outstanding convertible debt instruments disclosed in ADAC’s SEC filings, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, shareholder rights plans or similar instruments, convertible securities, or other rights, agreements or commitments which obligate ADAC or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of ADAC or any of its Subsidiaries. ADAC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of ADAC on any matter, except as disclosed in ADAC’s SEC filings.

3.4    Financial Statements.

(a)

ADAC has furnished or made available to Acquisition Corp and IHC, or will make available to Acquisition Corp and IHC prior to the Closing Date, true and complete copies of the audited financial statements of ADAC and its subsidiaries as of December 31, 2014 and 2013 and unaudited financial statements for the quarters ended March 31, 2015 and June 30, 2015 (the “ADAC Financial Statements”), and ADAC shall furnish or make available to Acquisition Corp and IHC true and complete copies of ADAC financial statements for all periods thereafter  up to and including the Closing Date.

(c)    The ADAC Financial Statements were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and fairly present in all material respects the consolidated financial condition and the results of operations of each ADAC and its subsidiaries as at the respective dates thereof and for the periods indicated therein.

3.5    Consents and Approvals. Except for the ADAC Stockholder Approval, the filing and effectiveness of an Information Statement with the SEC filed by ADAC, the filing and effectiveness of a registration statement for the shares to be issued as the Merger Consideration, as hereafter provided, and the filing of the Certificate of Merger with the Secretary of State of the State of Florida, no filings with or consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (A) the execution and delivery by ADAC of this Agreement and (B) the consummation by ADAC of the Merger and the other transactions contemplated hereby.

3.6    Undisclosed Liabilities. ADAC has no material obligations or liabilities of any nature (whether accrued, matured or un-matured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of ADAC as of December 31, 2014 included in the ADAC Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since December 31, 2014; (iii) any contingent liability with respect to any litigation claim currently pending as disclosed therein, which liability shall remain with ADAC after the Effective Time; and (iv) those incurred in connection with the execution of this Agreement. All liabilities of ADAC existing at Closing shall be paid or otherwise resolved prior to Closing or remain as an obligation of ADAC, as the Surviving Corporation, unless agreed to the contrary by IHC or included as a IHC Assumed Debt and listed on Schedule 2.8, as amended from time to time up to Closing.

3.7    Legal Proceedings. ADAC is not a party to any, and there is no pending or, to the knowledge of ADAC, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against ADAC, or any of its officers or directors which, if decided adversely to ADAC, would, individually or in the aggregate, be material to ADAC, except as disclosed in its periodic filings with the SEC. There is no known injunction, order, judgment or decree imposed upon ADAC, or any of its officers or directors, or the assets of ADAC, except as disclosed in ADAC’s SEC filings.

 3.8    Taxes and Tax Returns.

(a)    (i) ADAC has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) ADAC has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for in ADAC Financial Statements, and (iv) ADAC does not have any material liability for Taxes for any current or prior Tax periods in excess of the amount reserved or provided for in ADAC Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b)    No federal, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to ADAC’s Knowledge, threatened with regard to any Taxes or Tax Returns of ADAC. No issue has arisen in any examination of the ADAC by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income Taxes of the ADAC made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign Tax Authorities has been so reported.

 (c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes upon ADAC, nor has ADAC given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

(d)     ADAC is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the ADAC and the ADAC has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

(e)    ADAC (i) is not a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is ADAC) or (ii) has any liability for the Taxes of any Person (other than ADAC) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    ADAC has withheld (or caused its third party payroll processor to withhold) from their employees, customers and any other applicable payees (and timely paid to the appropriate Governmental Entity) proper amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable Laws and Regulations (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States Persons), except for such amounts, individually or in the aggregate, as are not material.

(g)    In the past five years, ADAC has not been a party to a transaction that has been reported as a reorganization within the meaning of Code Section 368, or distributed a corporation (or been distributed) in a transaction that is reported to qualify under Code Section 355.

(h)    ADAC has not been a party to or otherwise participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    ADAC is not a party to any plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any “excess parachute payment” within the meaning of Section 280G of the Code with respect to a current or former employee or current or former consultant or contractor of ADAC or any of its Subsidiaries.

(j)     ADAC is not a party to any contract, agreement, plan or arrangement covering any person that could give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

3.9  Employee Benefit Plans. ADAC has no employee benefit plans.

3.10  Employee Matters.     ADAC is in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. ADAC has not engaged in any unfair labor practice.

3.11  Compliance with Applicable Law and Regulatory Matters.

(a)    ADAC has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its businesses or the ownership or operation of its businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material and except for a late filing of a Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which shall be filed prior to the Effective Time.

(b)    ADAC has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material. Except as would not be material to ADAC, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of ADAC, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

(c)    There are no Governmental Orders applicable to ADAC which have had an ADAC Material Adverse Effect.

3.12  Material Contracts. ADAC has no Material Contracts.

3.13  State Takeover Laws.    The Board of Directors of ADAC has taken or will take all actions so that any restrictions contained in Delaware Law applicable to a “business combination” or merger will not apply to prevent or preclude the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger, this Agreement, or the transactions contemplated hereby.

3.14  Insurance. ADAC has no insurance except as disclosed in Schedule 3.14.

3.15  Intellectual Property.  ADAC has no Intellectual Property.

3.16  Interests of Officers and Directors. None of the officers or directors of ADAC has any interest in any property, real or personal, tangible or intangible, used in the business of ADAC, or in any supplier, distributor or customer of ADAC, or any other relationship, contract, agreement, arrangement or understanding with ADAC.

3.17  Broker’s Fees.  ADAC has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or other transactions contemplated by this Agreement.

3.18  Certain Business Practices. ADAC and no director, officer, agent or employee of ADAC has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of ADAC, or (ii) made any unlawful payments to officials or employees of Governmental Entities or to directors, officers or employees of foreign or domestic business enterprises, or violated any provision of the Foreign Corrupt Practices Act of 1977.

3.19  Securities Filings. ADAC has made all required filings with the United States Securities and Exchange Commission except for the quarterly filing on Form 10-Q for the quarter ended June 30, 2015  (the "Filings"); none of the Filings contains any untrue statement of a material fact, nor does any such Filing omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.20    Assets.

ADAC has no assets and is not engaged in the operation of any business.  At Closing, ADAC will have no additional assets, and will retain liability for all debts and liabilities then existing except as expressly provided to the contrary herein.

ARTICLE IV.REPRESENTATIONS AND WARRANTIES

OF ACQUISITION CORP

Except as disclosed in the Acquisition Corp Disclosure Schedule, Acquisition Corp represents and warrants to ADAC and IHC that each of the following statements set forth in this ARTICLE IV is true and correct. The Acquisition Corp Disclosure Schedule shall be organized to correspond to the sections in this ARTICLE IV. Each exception set forth in the Acquisition Corp Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified(by cross-reference or otherwise) in the Acquisition Corp Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

4.1    Corporate Organization, Standing and Power.  Acquisition Corp is duly organized, validly existing and in good standing under the laws of the State of Florida. Acquisition Corp has the corporate power to own properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. Acquisition Corp is not in violation of any of the provisions of their certificate or articles of incorporation or by-laws or other organizational documents, each as amended.

4.2    Authority; No Violation.

(a)    Acquisition Corp has full corporate power and authority or power and authority under applicable laws and its organizational documents, as applicable, to execute and deliver this Agreement and to comply with the terms hereof and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly approved and adopted by the board of directors of Acquisition Corp. No other corporate proceedings on the part of Acquisition Corp are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquisition Corp and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by Acquisition Corp, nor the consummation by either of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation, by-laws or other organizational documents of Acquisition Corp or (ii) assuming that the consents and approvals referred to in Section 4.2 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquisition Corp or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable under, or result in the creation of any Lien upon any of the respective properties or assets of Acquisition Corp under, any Authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Acquisition Corp is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

4.3    Consents and Approvals. Except for the consents, notices and approvals set forth in Section 4.3 of the Acquisition Corp Disclosure Schedules no consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (a) the execution and delivery by Acquisition Corp of this Agreement and (b) the consummation of the transactions contemplated hereby.

4.4    Legal Proceedings. Acquisition Corp is not a party to any, and there is no pending or, to the Knowledge of Acquisition Corp, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Acquisition Corp or any of its officers or directors that affect or would affect its ability to consummate the transactions contemplated by this Agreement. There is no injunction, order, judgment or decree imposed upon Acquisition Corp or any of its officers or directors, or the assets of Acquisition Corp.

4.5  Taxes and Tax Returns.

(a)    (i) Acquisition Corp has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) Acquisition Corp has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for, in accordance with GAAP in the Acquisition Corp Financial Statements.

(b)    No federal, state, local or foreign audits, examinations, or other formal proceedings are pending or, to Acquisition Corp’s Knowledge, threatened with regard to any Taxes or Tax Returns of Acquisition Corp. No issue has arisen in any examination of the Acquisition Corp by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

(c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes payable by Acquisition Corp nor has Acquisition Corp given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

4.6   Compliance with Applicable Law and Regulatory Matters. Acquisition Corp has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties. There are no Governmental Orders applicable to Acquisition Corp which have had an Acquisition Corp Material Adverse Effect.

4.7   Interests of Officers and Directors. None of the officers or directors of Acquisition Corp or Merger Sub has any interest in any property, real or personal, tangible or intangible, used in the business of Acquisition Corp or Merger Sub, or in any supplier, distributor or customer of Acquisition Corp or Merger Sub, or any other relationship, contract, agreement, arrangement or understanding with Merger Sub, except for the normal ownership interests of a stockholder.

4.8   Assets.  Acquisition Corp shall retain all of its assets held as of the Closing Date, including the operation of its receivables management and debt collection operations and will retain liability for all debts and liabilities then existing except as expressly provided to the contrary herein, or unless otherwise hereafter expressly agreed to in writing by IHC at or prior to Closing or included in the Assumed Debt and listed on Schedule 2.8.

 4.8    Broker’s Fees.  Except as provided in Schedule 4.8, Acquisition Corp has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

ARTICLE V.CERTAIN COVENANTS OF THE PARTIES

5.1    Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, ADAC and Acquisition Corp each shall (a) conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present executive officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

ARTICLE VI.ADDITIONAL AGREEMENTS

6.1    Stockholder Approval.

(a)    As promptly as practicable following the execution of this Agreement, ADAC and Acquisition Corp shall take all action necessary under applicable legal requirements to obtain the ADAC Stockholder Approval and the Acquisition Corp Stockholder Approval for the Merger as required by Florida Law and Delaware Law and to file all regulatory filings necessary to complete the merger and other transactions contemplated herein.

6.2    Public Disclosure. Unless otherwise permitted by this Agreement, the Parties shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law.

6.3    Cooperation; Further Assurances. Each of the Parties shall use its commercially reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto shall cooperate with the other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the Parties hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII.CONDITIONS PRECEDENT

7.1    Conditions to All Party’s Obligation To Effect the Merger. The respective obligations of Acquisition Corp, IHC and ADAC to effect the Merger and the other actions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

 (a)    Regulatory Compliance.  All regulatory compliance matters regarding ADAC, IHC and Acquisition Corp shall have been completed or waived by the Parties.

(b)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered or enforced which prevents or prohibits the consummation of the Merger. In the event an injunction or other order shall have been issued, each Party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

(c)    Governmental Consents and Approval. The Parties shall have timely obtained from any applicable Governmental Entity all approvals, waivers, consents or indications of non-objection, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

(d)  Current Filings.  ADAC shall be current on its required periodic and current filings with the SEC.

7.2    Additional Conditions to the Obligations of Acquisition Corp The obligations of Acquisition Corp to consummate the Merger shall be subject to the satisfaction or waiver by Acquisition Corp at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of ADAC set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. Each of ADAC and IHC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have an ADAC Material Adverse Effect.

7.3    Additional Conditions to Obligations of ADAC. The obligations of ADAC to consummate the Merger shall be subject to the satisfaction or waiver by ADAC at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Acquisition Corp set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. Acquisition Corp and IHC shall have performed in all material respects all obligations required to be performed by them under this Agreement that are required to be performed at or prior to the Closing Date.

(c)    Acquisition Corp Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have an Acquisition Corp Material Adverse Effect.

7.4

Additional Conditions to Obligations of IHC. The obligations of IHC to consummate the Merger shall be subject to the satisfaction or waiver by IHC at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Acquisition Corp and ADAC set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. Acquisition Corp and ADAC shall have performed in all material respects all obligations required to be performed by them under this Agreement that are required to be performed at or prior to the Closing Date.

(c)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have an ADAC Material Adverse Effect or a Acquisition Corp Material Adverse Effect.

7.5

Conditions to the Obligations of all Parties.

The obligations of the Parties to consummate the Merger shall be subject to the satisfaction or waiver by both Parties at or prior to the Closing Date of each of the following conditions:

(a)

Filing of Periodic Reports.  ADAC shall have filed all required periodic reports with the SEC due on or before the Closing Date.

(b)

CUSIP.

IHC shall have applied for and received a new CUSIP number for the common shares to be issued in the transaction.

(c)

FINRA Approval and Symbol Change. IHC shall have filed and received approval from FINRA for the Merger transaction and reverse split and approved a new trading symbol for the common shares of IHC.

(d)

Articles of Merger.

Articles of Merger shall be approved, executed by the Parties, filed and effective in the State of Florida and the State of Delaware.

7.5

Closing deliveries. At the Closing, the parties shall execute and deliver the following:

7.5.1

Deliveries by IHC. At Closing. In accordance with the terms of this Agreement, IHC shall make the following deliveries to ADAC and Acquisition Corp:

a)

Certified resolutions of the Board of Directors of IHC authorizing the execution and performance of this Agreement and the Merger;

b)

Written instructions to the IHC transfer agent to set aside and reserve the Merger Consideration for issuance thereafter as provided in Sections 2.6

c)

A certificate foe the IHC Preferred Stock in exchange for the ADAC Preferred Stock.

d)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

7.5.2

Deliveries by ADAC. At Closing, ADAC shall make the following deliveries to IHC:

a)

Certified resolutions of the Board of Directors and a majority of the vote of the Shareholders of ADAC authorizing the execution and performance of this Agreement and the Merger;

b)

The Certificate of Merger duly executed by ADAC in accordance with Florida and Delaware law.

c)

Documentation in such form as is satisfactory to IHC that each of the convertible debt instruments of ADAC outstanding prior to Closing have been converted into the ADAC Merger Consideration or the Assumed Debt with the consent and agreement of each holder thereof and IHC.

d)

Documentation in such form as is satisfactory to IHC that all liability of ADAC for any debts, claims or liabilities of any kind existing or arising from facts existing at Closing and not included in the Assumed Debt, shall remain solely the liability of Acquisition Corp

e)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

7.5.3

Deliveries by Acquisition Corp. At Closing, Acquisition Corp shall make the following deliveries to IHC:

a)

Certified resolutions of the Board of Directors and the Shareholders of Acquisition Corp authorizing the execution and performance of this Agreement and the Merger;

b)

The Certificate of Merger duly executed by Acquisition Corp in accordance with Florida law.

c)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

ARTICLE VIII.TERMINATION AND AMENDMENT

8.1    Termination.  In the event that Closing has not taken place on or before October 15, 2015, this Agreement shall terminate unless the Closing Date is extended by the Parties. This Agreement may be terminated:

(a)    by mutual consent of IHC, Acquisition Corp and ADAC at any time prior to the Effective Time;

(b)    by any of IHC, Acquisition Corp or ADAC if the Closing shall not have occurred on or before October 15, 2015; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by Acquisition Corp at any time prior to the Effective Time, if: (i) ADAC shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.2(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by ADAC of written notice of such breach (provided that the right to terminate this Agreement by Acquisition Corp shall not be available to Acquisition Corp if Acquisition Corp is at that time in material breach of this Agreement); or (ii) the Board of Directors of ADAC shall have withdrawn or modified the ADAC Board Recommendation in any manner adverse to Acquisition Corp, or shall have resolved to do so;

(d)    by ADAC at any time prior to the Effective Time, if Acquisition Corp shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.3(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by Acquisition Corp of written notice of such breach (provided that the right to terminate this Agreement by ADAC shall not be available to ADAC if ADAC is at that time in material breach of this Agreement);

(e)  by IHC, at any time prior to the Effective Time, if either of ADAC or Acquisition Corp shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Sections 7.2 (a), 7.2 (b), 7.3(a) or 7.3(b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by ADAC or Acquisition Corp of written notice of such breach (provided that the right to terminate this Agreement by IHC shall not be available to IHC if IHC is at that time in material breach of this Agreement);

 (f)    by any of IHC,  Acquisition Corp or ADAC if at any time prior to the Effective Time any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

(g)    by IHC if the required stockholder approvals of ADAC shall not have been obtained.

8.2    Effect of Termination. If this Agreement is terminated as provided in Section 8.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates; provided, that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for fraud in connection with this Agreement or the transactions contemplated hereby.

8.3    Expenses and Termination Fee.     Whether or not the Merger is consummated, all costs and expenses incurred by ADAC, IHC and Acquisition Corp  in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense. There shall be no termination or break-up fee and no claim by any party for any such fee in the event the merger is not consummated.

8.4    Post-termination Adjustment.  In the event any liability of ADAC existing prior to the Closing Date which is not included in the Assumed Debt is, after the Closing Date, asserted successfully (by final court order, final arbitration decision or settlement agreement of the Parties) as a claim, debt or liability of IHC, then and in that event, the ADAC Merger Consideration shall be modified or adjusted as needed to reimburse IHC for the cost or amount of such claim, liability or debt asserted against it, by reallocating the ADAC Merger Consideration by increasing proportionately the Merger Consideration to ADAC and to IHC shareholders; or by such other adjustment as is equitable under the circumstances.

8.4    Amendment. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties.

8.5    Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE IX.GENERAL PROVISIONS

9.1    Non-survival of Representations, Warranties and Agreements. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time except for the undertaking set forth in Section 8.4, which shall survive until any applicable statute of limitations on asserting any such claim, liability or debt has expired or been resolved..

9.2    Notices. All notices and other communications required or permitted to be given hereunder shall be sent in writing to the party to whom it is to be given with copies to all other parties as follows (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with a nationally recognized express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Acquisition Corp, to:

ADAC Acquisition Corp.

156 Colonade Circle

Naples, FL 3410

(b)  if to ADAC, to:

Adama Technologies Corp.

5005 Elbow Drive SW, Suite 207

Calgary, Alberta, Canada T2S2T6

(b)  if to IHC, to:

Incubator Holdings, Inc.

1000 N. Green Valley Parkway, #440-480

Henderson, NV 89074

All notices shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with overnight courier.

9.3    Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence in determining the rights of, and compliance with the terms of this Agreement by, the Parties.

9.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile or other electronic means, it being understood that all parties need not sign the same counterpart.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.6    Remedies. Nothing in this Agreement is intended either to preclude any Party from seeking or to authorize any Party to seek specific performance of this Agreement as a remedy in the event of a breach of this Agreement.

9.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.8    Third Party Beneficiaries. The parties signatory hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other such parties hereto, in accordance with and subject to the terms of this Agreement, and that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

9.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to such state’s principles of conflicts of law.

9.10    Consent to Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Florida state court or Federal court of the United States of America sitting within the State of Florida, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally: (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Florida State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Florida State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Florida State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.11    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

9.12    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

9.13    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and costs and expenses incurred in such action or suit.

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES:

INCUBATOR HOLDINGS, INC.

By: _______________________

_____________

President

ADAC ACQUISITION CORP

By: __

____

Name: John Netterville

Title: President

ADAMA TECHNOLOGIES CORP.

By:

Name: Michael Choo

Title: President

ADAMA TECHNOLOGIES, INC.

SCHEDULE 2.8

ASSUMED LIABILIITIES

CONVERTIBLE NOTES:

HOLDER

DATE

ORIGINAL PRINCIPAL

Indian River Financial Services, LLC

10-15-13

$

30,000

Indian River Financial Services, LLC

  1-15-14

30,000

Indian River Financial Services, LLC

  3-15-14

30,000

MI Consulting Services, Inc.

  3-15-14

30,000

MI Consulting Services, Inc.

  6-15-14

30,000

MI Consulting Services, Inc.

  9-15-14

30,000

MI Consulting Services, Inc.

12-15-14

30,000

Michael Gelmon

    7-1-14

60,000

Michael Gelmon

12-31-14

30,000

Michael Choo

            12-31-14

52,500

Total

$        352,500

Assumption includes all principal and interest due as of the Effective Date.

OTHER LIABILITIES:

Open account payable due to Anton $ Chia, LP

$10,450

1